Ex-99.3 a)

                              Officer's Certificate

Pursuant to the terms of the Servicing Agreement, the undersigned officer certifies to the following:

         1. All hazard (or mortgage impairment if applicable), flood, or other casualty insurance and primary mortgage guaranty insurance premiums, taxes, ground rents, assessments, and other charges have been paid in connection with the Mortgaged Properties;

         2. Each officer has reviewed the activities and performance of the Seller/Servicer during the preceding calendar year and to the best of each officer's knowledge, based on such review, the Seller/Servicer has fulfilled all of its obligations under the Agreement throughout the year.



Certified By:     /s/ Cynthia Mech
                  -----------------------------------
                  Cynthia A. Mech
                  Vice President


Ex-99.3 b)

Cendant Mortgage
4001 Leadenhall Road
Mt. Laurel, NJ 08054

Wells Fargo Bank, N.A.
11000 Broken Land Parkway
Columbia, MD 21044

Attn:  Mervin E. Horst

RE: Officer's Certificate - Annual Certification

Dear Master Servicer:

         The undersigned officer certifies the following for Cendant Mortgage Corp. for the 2003 calendar year. To the best of our knowledge:

         1. The activities and performances of the Servicer during the preceding fiscal year under the terms of the Servicing Agreement, Trust Agreement, Pooling and Servicing Agreement and/or Servicer Guide and to the best of my knowledge, the Servicer has fulfilled all of its duties, responsibilities or obligations under the Agreements throughout such year, or if there has been a default or failure of the Servicer to perform any such duties, responsibilities or obligations, a description of each default or failure and the nature and status thereof has been reported to Bank of NY:

         2. Servicer is currently an approved FNMA or FHLMC Servicer in good standing;

         3. The Fidelity Bond, the Errors and Omissions Insurance Policy and any other bonds required under the terms of the Servicing Agreement, Trust Agreement, Pooling and Servicing Agreement and/or Servicer Guide are in full force and effect;

         4. All premiums for each Hazard Insurance Policy, Flood Insurance Policy (if applicable) and Primary Mortgage Insurance Policy (if applicable), with respect to each Mortgaged Property, have been paid and that such insurance policies are in full force and effect;

         5. All premiums for each Hazard Insurance Policy, Flood Insurance Policy (if applicable) and Primary Mortgage Insurance Policy (if applicable), with respect to each Mortgaged Property, have been paid and that such insurance policies are in full force and effect;

         6. All real estate taxes, governmental assessments and any other expenses accrued and due, that if not paid could result in a lien or encumbrance on any Mortgage Property, have been paid, or if any such costs or expenses have been paid with respect to any Mortgaged Property, the reason for the non-payment has been reported to Bank of NY:

         7. All Custodial Accounts have been reconciled and are properly funded; and

         8. All annual reports of Foreclosure and Abandonment of Mortgaged Property required per section 6050J and 6050P of the Internal Revenue Code, respectively, have been prepared and filed.

Certified by:



/s/ Marc J. Hinkle
-----------------------------------
Officer - Marc J. Hinkle
Vice President - Loan Servicing
Title



3/11/2004
Date


Ex-99.3 c)

Chase Manhattan Mortgage Corporation
3415 Vision Drive
Columbus, OH 43219
1-800-848-9136 Customer Service
1-800-582-0542 TDD/Text Telephone

Thacher Proffitt & Wood
11 West 42nd Street
New York, NY 10036

RE:  ANNUAL CERTIFICATION

Pursuant to the servicing agreement, the undersigned Officer, to the best of his/her knowledge, hereby certifies to the following:

o All hazard (or mortgage impairment, if applicable) flood or other casualty insurance and primary mortgage guaranty insurance premiums, taxes, ground rents, assessments and other changes have been paid by/in connection with the Mortgaged Properties.

o    All property inspections have been completed.

o    Compliance relative to Adjustable Rate Mortgages has been met.

o    Compliance with IRS Foreclosure reporting regulations enacted as IRS
     Section 6060J by the Deficit Reduction Act, regarding Acquired and/or Abandonment property have been completed.

o All loans CMMC services in state that have statutes requiring payment of interest on escrow/impound accounts have been completed.

o That such officer has confirmed that the Fidelity Bond, the Errors and Omissions Insurance Policy, and any other bonds required under the terms of the Servicing Agreement are in full force and effect.

o    Enclosed is a copy of our most recent independent audit statement.



CERTIFIED BY:  /s/ Lucy P. Gambino                    Date:  March 15, 2004
               -----------------------------          -----------------------
               Lucy P. Gambino
               Vice President
               Chase Manhattan Mortgage Corporation
               3415 Vision Drive
               Columbus, OH  43219

Ex-99.3 d)

                                                         March 12, 2004


WELLS FARGO BANK MINNESOTA, N.A.
11000 BROKEN LAND PARKWAY
COLUMBIA, MD 21044
ATTN: JOYCE JONES

Re:      Annual Statement as to Compliance:
         Fixed Rate Mortgage Loans
         Series: 1997-WL13 CMI
         Pooling & Servicing Agreement Dated 10/01/1997
         ----------------------------------------------


                              OFFICER'S CERTIFICATE

Dear Investor:

The activities of CitiMortgage, Inc. performed under the above-captioned agreement during the preceding calendar year, have been conducted under my supervision. Based upon a review of those activities and to the best of my knowledge, CitiMortgage, Inc. has fulfilled all of its obligations under this agreement.

CITIMORTGAGE, INC.


By: /s/ Patsy M. Barker
    --------------------------------
    Patsy M. Barker
    Vice President


By: /s/ Timothy Klinget
    --------------------------------
    Timothy Klingert
    Assistant Vice President


Ex-99.3 e)

March 18, 2004



Norwest Bank Minn., N.A.
11000 Brokenland Parkway
Columbia, MD 21004

Attn: Karen Chapple

                              OFFICER'S CERTIFICATE

         I, Joseph Candelario, hereby certify that I am the First Vice President, Loan Administration of Countrywide Home Loans, Inc., fka Countrywide Funding Corporation. I further certify, with respect to the Servicing Agreements for Countrywide Mortgage Obligations, Inc., the following:

         I have reviewed the activities and performance of the Servicer during the fiscal year ended December 31, 2003 under the Agreements and, to the best of my knowledge, based on my review, the Servicer has fulfilled all of it's duties, responsibilities tar obligations under the Agreements throughout the fiscal year.



/s/ Joseph Candelario
--------------------------------                    ----------------------------
Joseph Candelario                                   Date
First Vice President
Compliance Officer
Loan Administration

Re: Investor Number 5



Ex-99.3 f)

                              Officer's Certificate



                                   SAMI 2000-1

I, Sue Stepanek, Executive Vice President of EMC Mortgage Corporation, do hereby certify to the designated Trustee that in respect to the period ending November 30, 2003, a review of the activities of EMC Mortgage Corporation during the preceding fiscal year or applicable portion thereof and its performance under the above referenced Pooling and Servicing Agreement has been made under my supervision. To the best of my knowledge, based on such review, "EMC" has performed and fulfilled its duties, responsibilities and obligations in all material respects with the terms and provisions under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer the nature and status thereof including the steps being taken to remedy such default has been reported to the Trustee.


/s/ Sue Stepanek
---------------------------------------------
Sue Stepanek, Executive Vice President


2/27/04
Date

Ex-99.3 g)

EVERHome
MORTGAGE COMPANY


                      Officer's Certification of Servicing
                                      2003

The undersigned officer certifies to the best of his/her knowledge the following for the 2003 fiscal year:

(a) I have reviewed the activities and performance of EverHome Mortgage Company, f/k/a Alliance Mortgage Company during the preceding fiscal year under the terms of the Servicing Agreement, Trust Agreement, Pooling and Servicing Agreement and/or Seller/Servicer Guide. To the best of this Officer's knowledge, we have fulfilled all of its duties, responsibilities or obligations under these Agreements throughout such year;

(b) I have confirmed that the Fidelity Bond, the Errors and Omissions Insurance Policy and any other bonds required under the terms of the Servicing Agreement, Trust Agreement, Pooling and Servicing Agreement and/or Seller/Servicer Guide are in full force and effect;

(c)      All Custodial Accounts have been reconciled and are properly funded.



/s/ Pam E. Rothenberg
Pam E. Rothenberg
Sr. Vice President
February 20, 2004


Ex-99.3 h)

March 15, 2004

Victoria A. Heller
Thacher Proffitt & Wood LLP
Two World Financial Center
New York, NY 10281

          Re: Officers Annual Statement of Compliance Year Ending 2003 SAMI 1999-1, GMACM Mortgage Loan Trust 1999-J1, GMACM Mortgage Loan Trust 1999-J2, Bear Stearns ARM Trust 2001-4, E*Trade ARM Trust 2001-1, and SAMI 2001-3
               ----------------------------------------------------------------



         We hereby certify to the best of our knowledge and belief, that for the calendar year 2003:

         1. A review of the activities of the Seller / Servicer and of performance according to the Seller / Servicer contract has been made with the undersigned Officer's knowledge.

         2. To the best of the undersigned Officer's knowledge, and based on such review, the Seller / Servicer has fulfilled all its obligations under the Guides for such year.

         3. If applicable, GMACM has filed the information returns with respect to the receipt of mortgage interest pursuant to Sections 6050H, 6050J and 6050P of the Code, received in a trade or business, reports of foreclosures and abandonment's of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property.

         4. All hazard, flood, FHA mortgage insurance and primary mortgage insurance premiums, taxes, ground rents, assessments and other lienable items have been paid in connection with the mortgaged properties.

         5. All property inspections have been completed as required.

6. Compliance relative to Adjustable Rate Mortgages has been met.

7. Fidelity Bond and Errors and Omissions Insurance coverage is current, in full force and effect.


Servicer:         GMAC MORTGAGE CORPORATION

By:               /s/ Michael Kacergis
                  --------------------------------
Name:             Michael Kacergis
Title:            Manager, Operations Risk Management


Ex-99.3 i)

SOUTHTRUST MORTGAGE


March 24, 2004

Bear Steams & Company, Inc. & Company, Inc.
383 Madison Avenue
New York, New York 10179
Attention: Master Servicing

RE:      Officer's Certificate

Dear Master Servicer:

The undersigned Officer certifies the following for the 2003 fiscal year:

         I have reviewed the activities and performance of the Servicer during the preceding fiscal year under the terms of the Servicing Agreement, Trust Agreement, Pooling and Servicing Agreement and/or Seller/Servicer Guide and to the best of these Officers' knowledge, the Servicer has fulfilled all of its duties, responsibilities or obligations under these Agreements throughout such year, or if there has been a default or failure of the servicer to perform any of such duties, responsibilities or obligations, a description of each default or failure and the nature and status thereof has been reported to Bear Stearns & Company, Inc.;

         I have confirmed that the Servicer is currently an approved FNMA or FHLMC servicer in good standing;

         I have confirmed that the Fidelity Bond, the Errors and Omissions Insurance Policy and any other bonds required under the terms of the Servicing Agreement, Trust Agreement, Pooling and Servicing Agreement and/or Seller/Servicer Guide are in full force and effect;

         All premiums for each Hazard Insurance Policy, Flood Insurance Policy (if applicable) and Primary Mortgage Insurance Policy (if applicable), with respect to each Mortgaged Property, have been paid and that all such insurance policies are in full force and effect;

         All real estate taxes, governmental assessments and any other expenses accrued and due, that if not paid could result in a lien or encumbrance on any Mortgaged Property, have been paid, or if any such costs or expenses have not been paid with respect to any Mortgaged Property, the reason for the non-payment has been reported to Bear Stearns & Company, Inc.;

         All Custodial Accounts have been reconciled and are properly funded;
and

         All annual reports of Foreclosure and Abandonment of Mortgage Property required per section 6050H, 60505 and 6050P of the Internal Revenue Code, respectively, have been prepared and filed.



                                           Certified by:

                                           /s/ Jim Taley
                                           -----------------------------------
                                           Officer

                                           Senior Vice President
                                           Title

                                           3/24/04
                                           Date




Ex-99.3 j)


                              OFFICER'S CERTIFICATE
                         ANNUAL STATEMENT OF COMPLIANCE


         Reference is hereby made to Structured Asset Mortgage Investment, Inc., Mortgage Pass-Through Certificates, Series 1999-1, Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2001-3, Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2001-5, Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2001-6, Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2001-7 and E*Trade ARM Trust Series 2001-1 (together, the "SECURITIZATIONS"). Washington Mutual Bank, FA (the "SERVICER") services mortgage loans in connection with the Securitizations (the "MORTGAGE LOANS") pursuant to the terms of various servicing agreements (i) between EMC Mortgage Corporation or an affiliate thereof ("EMC") and the Servicer or a predecessor of the Servicer (collectively, the "EMC SERVICING AGREEMENTS") and (ii) between E*Trade Bank (or its predecessor in interest) and the Servicer or a predecessor of the Servicer (collectively, the "E* TRADE SERVICING AGREEMENTS", together with the EMC Servicing Agreements, the "SERVICING AGREEMENTS").

I, DIANE L. LUDLOW, an authorized officer of the Servicer, certify for the benefit of any master servicer of any of the Mortgage Loans (each a "MASTER SERVICER") and any entity which is the depositor of the Mortgage Loans (each, a "DEPOSITOR") with respect to the calendar year immediately preceding the date of this Officer's Certificate (the "RELEVANT YEAR") as follows:


8. A review of the activities of the Servicer during the Relevant Year and of performance under the Servicing Agreements has been made under my supervision, and

9. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreements throughout the Relevant Year.

DATED as of March 15, 2004.



                                      /s/ Diane L. Ludlow
                                      -----------------------------------------
                                      Name:  Diane L. Ludlow
                                      Title: Senior Vice President



Ex-99.3 k)

January 30, 2004

Re: 2003 Annual Certification

We hereby certify to the best of our knowledge and belief that for the calendar year of 2003:

1. All real estate taxes, bonds assessments and other lienable items have been paid.

2. An FHA, mortgage insurance, private mortgagee insurance premiums, and flood insurance have been paid (if applicable).

3. Hazard insurance policies held by us meet the requirements as specified in the servicing agreement, or those of a normal prudent lender if not specified, and those Premiums due have been paid.

4.       We have made all property inspections as required.

5. Fidelity bond and Errors and Omissions insurance coverage Currently exists.

6. That the officer signing this certificate has reviewed the activities and performance of the Servicer during the preceding fiscal year under the terms of the Servicing Agreement, Trust Agreement, Pooling and Servicing Agreement and/or Seller/Servicer Guide or similar agreements and to the best of this officer's knowledge, the Servicer has fulfilled all of its duties, responsibilities or obligations of such agreement throughout the year, or if there has been a default or failure of the servicer to perform any of such duties, responsibilities or Obligations, a description of each default or failure and the nature and status thereof has been reported

Sincerely,

/s/ John B. Brown
--------------------------------------------
John B. Brown
Vice President
Wells Fargo Home Mortgage Inc.